UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

9/14/2006

Date of Report (Date of earliest event reported)

SAFECO CORPORATION

(Exact name of registrant as specified in Charter)

WASHINGTON	1-6563	91-0742146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Safeco Plaza, Seattle, Washington	98185
(Address of principal executive officers)	(Zip Code)

(206) 545-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

In its second-quarter earnings release, Safeco Corporation announced it had initiated activities to increase operational efficiency to support a previously stated goal of becoming a low-cost insurance provider. We expect to achieve savings of $75 million in our expense run rate by the end of 2006. These expense reduction activities include an ongoing business process improvement program to enhance operational efficiency, and a review of our organizational design. As previously announced, we also revised our real estate strategy, which involves a migration to leased office space from owned facilities. We ceased our planned home office expansion and will lease our corporate headquarters in downtown Seattle, Washington. We completed the sale of our Redmond office campus in the second quarter and the sale of our Portland office property in the third quarter of 2006. We will close on the sale of our current headquarters property in the third quarter and another small regional property in the fourth quarter. We believe that this strategy, which will reduce our overall cost of ownership and occupancy, will provide us with greater flexibility in the use of our capital and in our operations.

On September 14, 2006, we began implementation of an organizational redesign intended to make Safeco a more nimble and efficient competitor. This initiative includes reducing the number of organizational layers and increasing the average span of control to streamline decision-making and give employees greater authority to take action quickly. This redesign impacts approximately 240 Safeco employees who either will be transferred to new positions within the organization or will receive cash severance benefits and outplacement assistance. In addition, Safeco identified other efficiencies and process improvements throughout the company, resulting in additional employee terminations. Severance benefits are expected to be paid before year-end. Safeco estimates that the reductions in staff will result in pretax restructuring charges of approximately $10 to $15 million.

Additional restructuring charges of up to $15 million may be incurred in connection with Safeco’s plans to consolidate its real estate in the Puget Sound region.

Safeco intends to provide additional information concerning the impact of these actions on third-quarter and future earnings in its quarterly earnings release on October 31, 2006.

These actions reflect the beginning of Safeco’s expense-reduction initiatives, which will continue in 2007 with the goal of further improving Safeco’s competitive position in the marketplace. The exact timing of additional charges and the related cash outflows, as well as estimated cost ranges by category type, have not been finalized.

Forward-looking information contained in this report is subject to risk and uncertainty. Information contained in this release that relates to Safeco’s anticipated expense reductions, restructuring charges, financial performance, business prospects and plans, and similar matters are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Statements in this report that are not historical information are forward-looking. Safeco’s business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this release, including changes in general economic and business conditions in the insurance industry, and changes in our business strategies. Additional information on factors that may impact these forward-looking statements can be found in Item 1A “Risk Factors” in Safeco’s 2005 Annual Report on Form 10-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SAFECO CORPORATION
Registrant

Dated: September 20, 2006	/s/ Charles F. Horne, Jr.
Charles F. Horne, Jr.
Senior Vice President and Controller